Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the use in this Registration Statement on Form S-1 of our report dated January 31, 2007 relating to the consolidated financial statements of Cinemark Holdings, Inc. and Subsidiaries, appearing in the prospectus, which is part of this Registration Statement.
We also consent to the reference to us under the heading “Experts” appearing in such prospectus.
/s/ Deloitte & Touche LLP
Dallas, Texas
January 31, 2007